EXHIBIT 99.1

FOR RELEASE April 23, 2003 at 4:15 P.M. EDT

Contact: Michael Attar Director Investor Relations (818) 880-7821

Tekelec Announces First Quarter Financial Results;
Achieves Revenue of $55.0 Million

CALABASAS, CA (April 23, 2003)... Tekelec (Nasdaq:TKLC) today reported financial results for its first quarter ended March 31, 2003.

     Revenues for the first quarter were $55.0 million, compared to $60.4 million in the first quarter of 2002. On a GAAP basis, Tekelec’s net income from continuing operations was $1.5 million, or $0.02 per diluted share, compared to $2.5 million, or $0.04 per diluted share, in the first quarter of 2002. Non-GAAP net income, which excludes the effects of acquisition-related amortization and discontinued operations, was $3.3 million, or $0.05 per diluted share, compared to non-GAAP net income of $4.3 million, or $0.07 per diluted share, in the first quarter of 2002. Orders received for Tekelec products and services in the first quarter were $57.7 million, compared to $64.9 million in the first quarter of 2002.

     All historical results stated above exclude any activities of the network diagnostics business, which Tekelec sold in the third quarter of 2002.

     Tekelec President and CEO Frederick M. Lax commented, “Our team executed well during the first quarter. Given the current macro environment and ongoing challenges in the telecommunications industry, we believe this is a significant accomplishment. Tekelec exceeded consensus revenue and profit expectations and continued to generate solid cash flow from operations. Order volume provided us with a strong book-to-bill ratio, which is a positive indicator for Tekelec. We made good progress on our strategic objectives of leveraging our signaling platform to offer more value-added applications to our customers, developing our next-generation switching portfolio and expanding internationally.”

     “Regarding value-added applications, at the 3GSM World Congress in Cannes, France, we announced additional applications that will reside on our EAGLE ® 5 Signaling Application

Exhibit 99.1

System platform. The TekWare mobile messaging product family will allow mobile operators to attract and retain customers, while increasing their average revenue per user. The Equipment Identity Register application will allow GSM operators to combat the fraudulent use of stolen cellular phones.”

     “To enhance our next-generation switching portfolio, at CTIA we announced our new next-generation switching platform, GenuOneTM, which will serve as the foundation for all of our next-generation switching solutions. This platform offers industry leading performance and scalability.”

     “Regarding international expansion, we are pleased to announce our entry into the India telecommunications market with the sale of our EAGLE ® 5 SAS to Tata Teleservices Ltd. India is one of the fastest growing telecommunications markets in the world and exactly the kind of market we are working to penetrate with our global expansion efforts.”

     Divisional Results

     Network Systems revenue in the first quarter was $46.0 million, compared to $51.3 million in Q1 2002. IEX Contact Center Division revenue was essentially flat compared to Q1 2002 at $9.0 million.

Q2 FINANCIAL GUIDANCE

	Q2 2003 Guidance	Comparable Q2 2002 Results

Total Revenue:	$57 million — $60 million	$68.0 million[1]
GAAP EPS from Continuing Ops	$0.02 — $0.03 per diluted share	$0.08 per diluted share[1]
Non-GAAP EPS:	$0.05 — $0.06 per diluted share[2]	$0.11 per diluted share[1,2]

1)	The Company’s Comparable Q2 2002 Results exclude Tekelec’s network diagnostics division, whose sale to Catapult Communications was completed in Q3 2002.

2)	The non-GAAP earnings per share (“EPS”) guidance above excludes the effects of acquisition-related amortization, net of the related tax benefit.

Exhibit 99.1

     Lax concluded, “In the first quarter, Tekelec again proved that it can deliver under difficult market circumstances. While we are pleased with our results, conditions in the telecom industry remain challenging. Regardless, we will remain focused on achieving our strategic objectives to position ourselves to take advantage of future growth opportunities.”

About Tekelec

     Tekelec is a leading developer of telecommunications signaling solutions, packet-telephony infrastructure, network monitoring technology, and value-added applications. Tekelec’s innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Calabasas, Calif., with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.

Non-GAAP Results

     In the calculation of the company’s non-GAAP earnings, Tekelec excludes certain items such as amortization of acquired intangibles, discontinued operations, and unusual, non-recurring charges. Tekelec believes that excluding such items provides investors with a representation of the Company’s core performance, and a non-GAAP base line for assessing the future earnings potential of the company. Management believes the non-GAAP measure helps indicate underlying trends in Tekelec’s business, and management uses non-GAAP measures to establish operational goals. The attachments to this release provide a reconciliation of the non-GAAP measures referred to in this release to the most directly comparable GAAP measures.

Forward Looking Statements

     Certain statements made in this news release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company’s actual future performance will meet the Company’s expectations. As discussed in the Company’s 2002 Annual Report on Form 10-K and other filings with the SEC, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s

Exhibit 99.1

current expectations include, among others: overall telecommunications spending, changes in general economic conditions, the timing of significant orders and shipments, the lengthy sales cycle for the Company’s products, the timing of the convergence of voice and data networks, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in the network, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company’s revenues, the success or failure of strategic alliances or acquisitions, the timely development and introduction of new products and services, product mix, the geographic mix of the Company’s revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the level and timing of research and development expenditures, regulatory changes, and the expansion of the Company’s marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Exhibit 99.1

TEKELEC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2003	2002

	(thousands)
Revenues	$55,006	$60,364
Costs and expenses:
Cost of goods sold	13,081	18,732
Amortization of purchased technology	2,531	2,597
Research and development	14,213	13,354
Selling, general and administrative	21,951	20,845
Amortization of intangibles	400	400

Income from operations	2,830	4,436
Interest and other income (expense), net	(684)	(739)

Income from continuing operations before provision for income taxes	2,146	3,697
Provision for income taxes(1)	632	1,184

Income from continuing operations	1,514	2,513

Loss from discontinued operation, net of income taxes of
$976 for the three months ended March 31, 2002	—	(1,192)

Net income	$1,514	$1,321

Earnings per share from continuing operations
Basic	$0.02	$0.04
Diluted	0.02	0.04

Loss per share from discontinued operation
Basic	$—	$(0.02)
Diluted	—	(0.02)

Earnings per share
Basic	$0.02	$0.02
Diluted	0.02	0.02

Earnings (Loss) per share weighted average number
of shares outstanding:
Basic	60,934	60,143
Diluted	61,632	61,776

Notes to Condensed Consolidated Statements of Operations (000’s):

(1)	Provision for income taxes includes the effect of nondeductible acquisition-related costs and a benefit for the utilization of deferred tax liabilities related to certain of these acquisition-related costs:

- For each of the three months ended March 31, 2003 and 2002, the benefit was $1,050.

Exhibit 99.1

TEKELEC
NON-GAAP(1) STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31,
	2003	2002

	(thousands)
Revenues	$55,006	$60,364
Costs and expenses:
Cost of goods sold	13,212	18,929
Research and development	14,213	13,354
Selling, general and administrative	21,951	20,845

Income from operations	5,630	7,236
Interest and other income (expense), net	(684)	(739)

Income before provision for income taxes	4,946	6,497
Provision for income taxes(2)	1,682	2,234

Non-GAAP net income	$3,264	$4,263

Non-GAAP earnings per share
Basic	$0.05	$0.07
Diluted	0.05	0.07

Non-GAAP weighted average number of shares outstanding:
Basic	60,934	60,143
Diluted	61,632	61,776

Notes to Non-GAAP Statements of Operations (000’s):

(1)	The above Non-GAAP Statements of Operations exclude the effects of the following:

- Results of operations related to the sale of Network Diagnostics Division, resulting in an exclusion of loss from discontinued operation, net of income tax benefit, for the three months ended March 31, 2002 in the amount of $1,192.

- For the three months ended March 31, 2003 and 2002, the amortization of purchased technology and other intangibles related to the acquisition of IEX amounted to $2,800. The related income tax benefits for each of the three months ended March 31, 2003 and 2002 was $1,050, resulting in a net exclusion of $1,750.

(2)	The above Non-GAAP Statements of Operations assume an effective tax rate of 34% for the three months ended March 31, 2003 and 2002, respectively.

Exhibit 99.1

TEKELEC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2003	2002

	(unaudited)
	(thousands)
ASSETS
Current assets:
Cash and cash equivalents	$181,884	$167,283
Short-term investments, at fair value	12,961	14,289
Accounts receivable, net	47,482	44,061
Inventories	10,530	10,560
Deferred income taxes, net	13,807	13,806
Prepaid expenses and other current assets	18,212	16,491

Total current assets	284,876	266,490
Long-term investments, at fair value	120,599	128,258
Property and equipment, net	18,768	21,387
Investments in privately-held companies	16,525	16,525
Deferred income taxes	11,502	11,502
Other assets	2,078	2,263
Long-term notes receivable ($17,300 face amount)	17,885	17,987
Goodwill, net	44,942	44,942
Intangible assets, net	13,409	16,329

Total assets	$530,584	$525,683

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenues	$34,748	$28,355
Other current liabilities	47,408	50,223

Total current liabilities	82,156	78,578
Long-term convertible debt	128,010	126,973
Long-term portion of deferred revenues	3,205	3,632
Deferred income taxes	13,444	14,493

Total liabilities	226,815	223,676

Total shareholders’ equity	303,769	302,007

Total liabilities and shareholders’ equity	$530,584	$525,683

Exhibit 99.1

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended March 31, 2003

			(thousands)

	GAAP		Adjustments		Non-GAAP

Revenues	$55,006		$--		$55,006
Costs and expenses:
Cost of goods sold	13,081		—		13,081
Amortization of purchased technology	2,531		(2,400	)(1)	131

Total cost of sales	15,612		(2,400)		13,212

Gross Profit	39,394	71.6%	2,400		41,794	76.0%

Research and development	14,213		—		14,213
Selling, general and administrative	21,951		—		21,951
Amortization of intangibles	400		(400	)(1)	—

Total operating expenses	36,564		(400)		36,164

Income from operations	2,830		2,800		5,630
Interest and other income (expense), net	(684)		—		(684)

Income from continuing operations before
provision for income taxes	2,146		2,800		4,946
Provision for income taxes	632		1,050	(2)	1,682

Net income	$1,514		$1,750		$3,264

Earnings per share
Basic	$0.02				$0.05
Diluted	0.02				0.05
Earnings per share weighted average number of shares outstanding:
Basic	60,934				60,934
Diluted	61,632				61,632

(1) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX.

(2) The adjustment represents the tax effect of the adjustment of amortization of technology and other intangibles in order to reflect our effective tax rate at 34%.

Exhibit 99.1

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

		Three Months Ended March 31, 2002

			(thousands)

	GAAP		Adjustments		Non-GAAP

Revenues	$60,364		$--		$60,364
Costs and expenses:
Cost of goods sold	18,732		—		18,732
Amortization of purchased technology	2,597		(2,400	)(1)	197

Total cost of sales	21,329		(2,400)		18,929

Gross profit	39,035	64.7%	2,400		41,435	68.6%

Research and development	13,354		—		13,354
Selling, general and administrative	20,845		—		20,845
Amortization of intangibles	400		(400	)(1)	—

Total operating expenses	34,599		(400)		34,199

Income from operations	4,436		2,800		7,236
Interest and other income (expense), net	(739)		—		(739)

Income from continuing operations before provision for income taxes	3,697		2,800		6,497
Provision for income taxes	1,184		1,050	(2)	2,234

Income from continuing operations	2,513		1,750		4,263

Loss from discontinued operation, net of
income taxes of $976 for the three months
ended March 31, 2002	(1,192)		1,192	(3)	—

Net income	$1,321		$2,942		$4,263

Earnings per share from continuing operations
Basic	$0.04				$0.07
Diluted	0.04				0.07

Loss per share from discontinued operation
Basic	$(0.02)				$—
Diluted	(0.02)				—

Earnings per share
Basic	$0.02				$0.07
Diluted	0.02				0.07
Earnings (loss) per share weighted average number of shares outstanding:
Basic	60,143				60,143
Diluted	61,776				61,776

(1) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX.

(2) The adjustments represents the tax effect of the adjustment of the amortization of technology and other intangibles in order to reflect our effective tax rate at 34%.

(3) The adjustment represents the results of the discontinued operation related to the sale of Network Diagnostics, net of income tax benefit.